=================================================================
                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K



                         CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of
1934




Date of Report (Date of earliest event reported) October 15, 1998



                         NORTH BANCSHARES, INC.
     (Exact name of Registrant as specified in its Charter)



     Delaware                   0-22800              36-3915073
(State or other         (commission file number)    (IRS Employer
jurisdiction of                                     Identification
incorporation)                                      number)



100 West North Avenue, Chicago, Illinois                60610
(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code: (312) 664-4320



                                 N/A
  Former name or former address, if changed since last report)





=================================================================

Item 5.  Other Events

     On October 15, 1998, the Registrant issued the attached press release.


Item 7.  Financial Statements and Exhibits

    (a)  Exhibits

         1. Press Release, Dated October 15, 1998, regarding third quarter 1998 earnings and a regular quarterly dividend.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           NORTH BANCSHARES, INC.
                                                (Registrant)



Date: October 15, 1998                     /S/ Joseph A. Graber
                                           ----------------------
                                           Joseph A. Graber
                                           President and
                                           Chief Executive Officer

                                     EXHIBIT

NORTH BANCSHARES, INC    NEWS RELEASE



RELEASE:  IMMEDIATELY

CONTACT:  Joseph A. Graber or Victor E. Caputo
          (312) 664-4320


                        NORTH BANCSHARES ANNOUNCES
                          THIRD QUARTER EARNINGS
                            QUARTERLY DIVIDEND


     CHICAGO, IL, October 15, 1998, - North Bancshares, Inc., the holding company of North Federal Savings Bank today announced net income for the quarter ended September 30, 1998 of $113,000, an increase of $1,000 from $112,000 for the quarter ended September 30, 1997. Diluted earnings per share for the quarter ended September 30, 1998 amounted to $.09, an improvement from $.08 per share for the quarter ended September 30, 1997.

     Concurrent with this earnings release the Board of Directors of the Company has declared a quarterly dividend of $.10 per share to be paid on November 16, 1998 to stockholders of record as of November 2, 1998.

     Net interest income was $875,000 for the quarter ended September 30, 1998 compared with $909,000 for the quarter ended September 30, 1997. The decrease was primarily due to a $22,000 decrease in total interest income for the period. The net interest margin was 2.91% for the quarter ended September 30, 1998 compared with 3.07% for the quarter ended September 30, 1997. The decline in net interest margin was due primarily to proceeds from mortgage loan prepayments and higher yielding investment securities called prior to their maturity dates which were temporarily reinvested in shorter term lower yielding investments. The interest rate spread at the end of the period improved to 2.45% at September 30, 1998 from 2.29% at September 30, 1997.

     Non-interest income amounted to $99,000 for the quarter ended September 30, 1998 compared with $56,000 for the quarter ended September 30, 1997. The improvement was primarily due to a $25,000 increase in gain on the sale of investment securities and loans, available for sale and a $16,000 increase in fees and service charges.

     Non-interest expense remained stable at $797,000 for the quarter ended September 30, 1998 compared with $798,000 for the quarter ended September 30, 1997.

     Net loans receivable totaled $78.5 million at September 30, 1998 compared with $79.0 million at December 31, 1997. The decrease was due to the high colume of prepayments that has resulted from the steady decline in interest rates that began in the last quarter of 1997. Total loans receivable increased $2.9 million from $75.6 million June 30, 1998. At September 30, 1998, the Bank had $6.7 million in loan applications pending approval or closing.

     Total deposits amounted to $73.3 million at September 30, 1998 compared with $75.0 million at December 31, 1997. The $1.7 million decrease was primarily due attributable to a $4.4 million decrease in certificates of deposit and passbook accounts, partially offset by a $2.8 million increase in checking and money market accounts. Total deposits increased $500,000 from $72.8 million at June 30, 1998.

     Stockholders' equity was $13.3 million at September 30, 1998 compared with $16.4 million at December 31, 1997. The decrease was primarily attributable to a $2.9 million increase in treasury stock related to $3.5 million in stock repurchases, offset by $921,000 in stock options exercised.

     Joseph A. Graber, President and Chief Executive Officer, commented:

     "We continued the redeployment and diversification of our assets into higher yielding investor property loans as our conventional loan portfolio continues to experience high levels of prepayments. We introduced an equity line of credit product for investors during the quarter and began cross selling this service in order to improve our ratio of services to this group of customers." He added, "Our enhanced money market deposit account has attracted $2.4 million, a majority of which has been new money and we continue to increase our base of non-interest bearing checking accounts while reducing our dependence on higher cost certificates of deposit."

     "Although is is hard to find a bright side to a major correction in the stock marketss, at the current price level of the Company stock, we anticipate 1999 ESOP expense to decrease by approximately $75,000, compared with total estimated 1998 ESOP expense. We have also implemented a number of cost saving measures this year and are planning more in 1999. We anticipate total non-interest expense savings for 1999 to be approximately 8% to 10% of total 1998 non-interst expense."

     "On October 1st, Frank J. Donati, president of Donati Financial Services , Inc. joined the board of directors of the Company and the Bank. As an outsider to the Company who has a wealth of experience as an executive officer and a consultant for both small and large financial institutions, Frank will provide us with valuable input as we chart our future course of action."

     All 1997 share and per share information has been adjusted to reflect a three-for-two stock split effected in the form of a 50% stock dividend paid on December 29, 1997 to stockholders of record on December 8, 1997.

     North Bancshares, Inc. is the holding company for North Federal Savings Bank. Its common stock is traded on the Nasdaq Stock Market under the symbol "NBSI." It also operates a branch office in Wilmette IL. For 40 consecutive quarters, the bank has received a five-star superior rating for safety from Bauer Financial Reports, Inc., and is rated as one of the best in the nation by Sheshunoff Information Services, Inc. North Federal is proud to support local srvice and non-profit organizations. Its executives serve on the boards of the Lincoln Park Chamber of Commerce, Old Town Chamber of Commerce, Friends of the Near North Library and the Human Capital Council. Further information is available on its website at www.northfederal.com including prior press releases, SEC filings, company history, and current products, services and interest rates.






                      (FINANCIAL STATEMENTS ATTACHED)


<PAGE 7>

                          NORTH BANCSHARES, INC.
              CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                    (IN THOUSANDS, EXCEPT SHARE DATA)


ASSETS                                       SEPT 30, 1998   DEC 31, 1997
                                               (UNAUDITED)
--------------------------------------------------------------------------
Cash and due from banks                           $   691       $   727
Interest-bearing deposits                           2,227         2,937
Federal funds sold                                  4,997         5,976
Investment in dollar denominated mutual funds         358         1,477
-------------------------------------------------------------------------
  TOTAL CASH AND CASH EQUIVALENTS                   8,273        11,117

Investment securities available for sale           24,621        23,250
Mortgage-backed securities held to maturity         4,767         5,841
Mortgage-backed securities available for sale       5,100             -
Stock in Federal Home Loan Bank of Chicago          1,705         1,705
Loans receivable, net of allowance for loan
 losses of $208 at September 30, 1998 and
 December 31, 1997                                 78,488        79,031
Accrued interest receivable                           879         1,060
Premises and equipment, net                         1,013         1,043
Other assets                                           94            31
-------------------------------------------------------------------------
   TOTAL ASSETS                                  $124,940      $123,078
=========================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
-------------------------------------------------------------------------
Deposit accounts                                 $ 73,342       $75,041
Borrowed funds                                     34,100        29,100
Advance payments by borrowers for
 taxes and insurance                                  572         1,239
Accrued interest payable and other liabilities      3,673         1,250
------------------------------------------------------------------------
   TOTAL LIABILITIES                              111,687       106,630
------------------------------------------------------------------------
Preferred stock, $.01 par value. Authorized
 500,000 shares; none outstanding                       -             -
Common stock, $.01 Par value. Authorized
 3,500,000 shares; issued 1,914,075 shares             19            19
Additional paid-in capital                         13,502        13,767
Retained earnings, substantially restricted        11,077        11,139
Treasury stock at cost (643,382 shares at
 September 30, 1998 and 484,293 shares at
 December 31, 1997)                               (10,617)       (7,706)
Accumulated other comprehensive income               (256)         (216)
Common stock acquired by Employee Stock
 Ownership Plan                                      (472)         (555)
------------------------------------------------------------------------
   TOTAL STOCKHOLDERS' EQUITY                      13,253        16,448
------------------------------------------------------------------------
TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                          $124,940      $123,078
========================================================================


<PAGE 8>



                          NORTH BANCSHARES, INC.
             CONSOLIDATED STATEMENTS OF OPERATIONS(UNAUDITED)
                    (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                THREE MONTHS ENDED    NINE MONTHS ENDED
                                                                   SEPTEMBER 30,       SEPTEMBER 30,
                                                                 1998         1997     1998       1997
------------------------------------------------------------------------------------------------------
INTEREST INCOME:
  Loans receivable                                              $1,452      $1,497   $4,409     $4,433
  Interest-bearing deposits and federal funds sold                 113          82      364        164
  Investment securities available for sale                         480         443    1,262      1,420
  Mortgage-backed securities held to maturity                       88         119      264        365
  Mortgage-backed securities available for sale                      1           -        1          -
  Investment in mutual funds                                         7          29       47         81
  Dividends on FHLB stock                                           32          25       94         70
------------------------------------------------------------------------------------------------------
TOTAL INTEREST INCOME                                            2,173       2,195    6,441      6,533
------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
  Deposit accounts                                                 823         818    2,440      2,370
  Borrowed funds                                                   475         468    1,354      1,315
------------------------------------------------------------------------------------------------------
TOTAL INTEREST EXPENSE                                           1,298       1,286    3,794      3,685
------------------------------------------------------------------------------------------------------
NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES               875         909    2,647      2,848
PROVISION FOR LOAN LOSSES                                            -           -        -          -
------------------------------------------------------------------------------------------------------
  NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES              875         909    2,647      2,848
------------------------------------------------------------------------------------------------------
NON-INTEREST INCOME:
  Gain on sale of investment securities and loans
   available for sale, net                                          24          (1)      84         53
  Fees and service charges                                          69          53      194        156
  Other                                                              6           4       15         13
------------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST INCOME                                           99          56      293        222
------------------------------------------------------------------------------------------------------
NON-INTEREST EXPENSE:
  Compensation and benefits                                        428         409    1,312      1,221
  Occupancy expense                                                122         131      374        361
  Professional fees                                                 52          32      205        118
  Data processing                                                   48          41      144        126
  Advertising and promotion                                         50          49      113        112
  Federal deposit insurance premium                                 12          13       35         36
  Recognition and retention plan                                     -          17        -         59
  Other                                                             85         106      236        307
------------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST EXPENSE                                         797         798    2,419      2,340
------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                         177         167      521        730
INCOME TAX EXPENSE                                                  64          55      186        214
------------------------------------------------------------------------------------------------------
NET INCOME                                                         113         112      335        516
======================================================================================================

EARNINGS PER SHARE:
  Basic                                                            .09         .08      .27        .36
  Diluted                                                          .09         .08      .26        .34
======================================================================================================
AVERAGE SHARES OUTSTANDING:
  Basic                                                      1,207,344   1,394,033 1,232,833 1,441,865
  Diluted                                                    1,267,476   1,478,939 1,301,197 1,518,435
======================================================================================================


<PAGE 9>


SELECTED FINANCIAL RATIOS AND OTHER DATA (UNAUDITED):

                                                   THREE MONTHS ENDED  NINE MONTHS ENDED
                                                      SEPTEMBER 30,       SEPTEMBER 30,
                                                    1998       1997   1998      1997
PERFORMANCE RATIOS:
---------------------------------------------------------------------------------------
  Return on assets (ratio of net income
  to average total assets) (1)                       0.36%     0.37%   0.36%    0.57%

  Interest Rate Spread Information:

  Average during period (1)                          2.30      2.27    2.33     2.43
  End of period (1)                                  2.45      2.29    2.45     2.29
  Net interest margin (1)                            2.91      3.07    2.96     3.23
  Ratio of operating expenses to average assets (1)  2.57      2.63    2.62     2.60
  Ratio of average interest-earning assets
 to average interest-bearing liabilities           113.94    118.59  114.63   119.12
-------------------------------------------------------------------------------------

                                                   SEPTEMBER 30, 1998  DECEMBER 31, 1997
ASSET QUALITY RATIOS:
--------------------------------------------------------------------------------------
  Non-performing assets to total assets                     0.00                0.00
  Allowance for loan losses to non-performing loans          N/A                 N/A
  Allowance for loan losses to loans receivable             0.27                0.26

CAPITAL RATIOS:
--------------------------------------------------------------------------------------
  Stockholders' equity to total assets                     10.61               13.36
  Average Stockholders' equity to average assets           11.42               14.03
  Return on Stockholders' equity (ratio of net
   income to average equity) (1)                            3.18                3.75
  Shares outstanding-actual                            1,270,693           1,429,782
  Book value per share                                    $10.43              $11.50
----------------------------------------------------------------------------------------
Number of full service offices                               2                   2

  (1) Annualized for the three and nine month periods presented.